EXHIBIT 1

AMENDED JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D to which this Agreement is annexed as Exhibit O, and any further amendments thereto, is and will be filed with the Securities and Exchange Commission jointly on behalf of each of them, in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:  October 29, 2010

COSTA BRAVA PARTNERSHIP III L.P.

By:	Roark, Rearden & Hamot, LLC, its General Partner

By:	/s/ Seth W. Hamot
Name: Seth W. Hamot Title: President

SETH W. HAMOT

By:	/s/ Seth W. Hamot
Seth W. Hamot

ROARK, REARDEN & HAMOT, LLC

By:	/s/ Seth W. Hamot
Name: Seth W. Hamot Title: President